UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

CRM Holdings, Ltd.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32705	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-6689

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 6, 2009, CRM Holdings, Ltd. (the Company) filed a Current Report on Form 8-K (the Original Report) to report a change in the Company’s certifying accountant under Item 4.01. The Company is filing this Amendment No. 1 to Form 8-K to correct the Original Report and confirm that during the fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through May 5, 2009: (1) there were no disagreements with Johnson Lambert on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Johnson Lambert, would have caused Johnson Lambert to make reference in connection with their opinion to the subject matter of the disagreement; and (2) there have been no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company provided Johnson Lambert with a copy of this Amendment No. 1 to Form 8-K prior to its filing with the Securities and Exchange Commission. Johnson Lambert has provided the Company with a letter to the SEC which is filed as Exhibit 16.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

16.1    Letter dated May 15, 2009 of Johnson Lambert to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)
May 15, 2009
/s/ James J. Scardino
James J. Scardino
Chief Executive Officer

EXHIBIT INDEX

16.1    Letter dated May 15, 2009 of Johnson Lambert to the SEC